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                  FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT




                    PENNSYLVANIA REAL ESTATE INVESTMENT TRUST
                                    Borrower


                              CORESTATES BANK, N.A.
                                      Agent

                              CORESTATES BANK, N.A.
                                  MERIDIAN BANK
                              MIDLANTIC BANK, N.A.
                         PNC BANK, NATIONAL ASSOCIATION
                                     Lenders

                                 $78,000,000.00
                           Unsecured Revolving Credit

                                 March 20, 1995





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                  FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

         This First Amendment made this 20th day of March, 1995, by and among PENNSYLVANIA REAL ESTATE INVESTMENT TRUST, an unincorporated association in business trust form ("Borrower"), and CORESTATES BANK, N.A., a national banking association ("Agent") in its individual capacity as a Lender and as Agent for itself and MERIDIAN BANK, MIDLANTIC BANK, N.A. and PNC BANK, NATIONAL ASSOCIATION (individually, including Agent, referred to as a "Lender" and collectively referred to as "Lenders").

                               B a c k g r o u n d

         A. Borrower, Agent and Lenders are parties to a Revolving Credit Agreement dated November 3, 1994 (the "1994 Loan Agreement"), pursuant to which Lenders severally, in accordance with their respective Pro Rata Shares, agreed to provide a committed maximum $78,000,000.00 unsecured revolving credit facility. All capitalized terms used but not specifically defined herein have the meanings defined in the 1994 Loan Agreement.

         B. Pursuant to a Secured Loan Agreement dated November 9, 1994 among Borrower, Agent and Lenders, as amended by a First Amendment to Secured Loan Agreement dated the date hereof (as so amended, the "Secured Loan Agreement"), Lenders have agreed to provide to Borrower a secured term loan in the maximum aggregate amount of $35,000,000.00.

         C. Borrower, Agent and Lenders desire to modify the 1994 Loan Agreement in the manner set forth below.


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         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. On the "Subsequent Closing Date" (as defined in the Secured Loan Agreement), (i) the Commitment Amount shall be reduced to $75,000,000.00, or such lesser amount as Borrower shall have determined pursuant to Section 2.2.8.3 of the 1994 Loan Agreement and (ii) Borrower shall make such payment of principal of the Loan, if any, as shall be necessary to cause the outstanding principal balance of the Loan plus the face amounts of all outstanding Letters of Credit to be not greater than $75,000,000.00.

         2. Pursuant to Section 2.2.8.1 of the 1994 Loan Agreement, Borrower agreed that in the event that Borrower makes a prepayment (whether voluntary or mandatory) of any portion of the Loans bearing interest at a rate based on Adjusted LIBOR on a day other than the last day of the relevant Interest Period, Borrower will pay to the Agent, upon demand, for the account of the affected Lenders any cost or expense incurred as a result of such prepayment. Borrower and Lenders agree that if Borrower prepays an Adjusted LIBOR Loan prior to the last day of the relevant Interest Period, the precise amount of any such cost or expense incurred by the Lenders may not be susceptible to precise calculation. Accordingly, if any such prepayment is made, Borrower shall pay to each Lender, as a prepayment premium and not as a penalty, such Lender's Pro Rata Share of the amount (the "Prepayment Premium") calculated as follows:



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                  (i) All Adjusted LIBOR Loans being prepaid and interest that would have accrued thereon to the last day of the relevant Interest Period shall be discounted to a present value at a rate per annum equal to the "Applicable Yield to Maturity" for each Adjusted LIBOR Loan so prepaid, and if the aggregate of such discounted values shall exceed the aggregate of the Adjusted LIBOR Loans being prepaid, then the Prepayment Premium shall be an amount equal to such excess; otherwise no Prepayment Premium shall be payable.

                  (ii) The "Applicable Yield to Maturity" for each Adjusted LIBOR Loan shall mean the yield to maturity of the United States Treasury obligation (excluding those commonly known as "Flower Bonds") having a maturity date nearest in time to the last day of the relevant Interest Period with respect to such Adjusted LIBOR Loan (and if there are two or more such Treasury obligations with the same maturity date, the Applicable Yield to Maturity shall be the arithmetic average of such different yields). The maturity date and yield to maturity of such United States Treasury obligations shall be determined on the basis of quotations published in the Wall Street Journal on the prepayment date.

The foregoing calculation of any required Prepayment Premium shall supersede the method of determination found in the next to the last paragraph of Section
2.2.8.1 of the 1994 Loan Agreement.



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         3. Section 5.1.1 of the 1994 Loan Agreement is hereby amended by adding at the end thereof "The issuance by Borrower of equity securities pursuant to a dividend reinvestment plan or an optional shareholder investment plan shall not be deemed to be a public offering of equity securities of Borrower for purposes of this Section 5.1.1."

         4. Section 5.1.3 of the 1994 Loan Agreement is hereby amended by deleting the entire text thereof and substituting the following in its place:

                  "5.1.3 Maintain NOI generated by the Unencumbered Property Pool ("Unencumbered NOI") at not less than $5,500,000 to be tested quarterly on a rolling four Fiscal Quarter historical basis, and cause the ratio of Senior Liabilities to Unencumbered NOI to be no more than
         7.5 to 1 to be tested quarterly on and as of the last day of each Fiscal Quarter upon Borrower's submission of Project Specific Information;"

         5. Section 6.1.1 of the 1994 Loan Agreement is hereby amended by deleting the entire text thereof and substituting the following in its place:

                  "6.1.1 Except (i) pursuant to the secured term loan made by Lenders pursuant to a Secured Loan Agreement dated November 9, 1994, as heretofore or hereafter amended, (ii) the Guaranties, (iii) secured liabilities for which the obligee's recourse is limited to the specific asset or assets that are encumbered, (iv) indebtedness incurred by Palmer Park Mall Venture in favor of Midlantic Bank, N.A. and guarantied by Borrower, and (v) indebtedness incurred on or before June 1, 1996 and secured by the Shenandoah Apartments in West Palm Beach, Florida, in an amount not greater than $10,000,000, create, assume, incur or otherwise become liable under Consolidated Liabilities or Contingent Liabilities in amounts in excess of $5,000,000 in the aggregate after the date hereof; provided, however, that in no event shall the sum of the indebtedness referred to in clause (v) plus the aggregate amount of such Consolidated Liabilities or Contingent Liabilities hereafter created, assumed, incurred or for which Borrower has otherwise become liable exceed $10,000,000;"



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         6. Without limiting the provisions of Section 7.1.9 of the 1994 Loan
Agreement, the occurrence of any "Event of Default" under the terms of the Secured Loan Agreement dated November 9, 1994 among Borrower, Agent and Lenders, as amended by a First Amendment to Secured Loan Agreement dated the date of this First Amendment, shall be an Event of Default under the 1994 Loan Agreement, as amended hereby.

         7. Borrower represents to and agrees with Agent and Lenders that, as of this date, Borrower has no defense, set-off or counterclaim to or against any of Borrower's obligations or liabilities under the 1994 Loan Agreement or any of the other Loan Documents.

         8. Except as specifically modified hereby, the 1994 Loan Agreement remains in full force and effect, in accordance with its terms.


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         9. This First Amendment may be executed in counterpart and when so executed by and delivered to each of the parties hereto shall constitute a single agreement that is binding upon the parties.

         IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Revolving Credit Agreement as of the day and year first above written.

                             BORROWER:

                             PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

                             By:/s/Robert G. Rogers
                                -------------------------------------
                                 Robert G. Rogers, Trustee


                             By:/s/Jeffrey A. Linn
                                -------------------------------------
                                Jeffrey A. Linn, Secretary


                              LENDERS:

                              CORESTATES BANK, N.A.

                              By:/s/Glenn W. Gallagher
                                -------------------------------------
                                 Glenn W. Gallagher,
                                 Vice President


                               MERIDIAN BANK

                              By:/s/K.C. Barrett
                                -------------------------------------
                                 K. C. Barrett, Vice President


                              MIDLANTIC BANK, N.A.

                              By:/s/Robert A. Goldstein
                                -------------------------------------
                                 Robert A. Goldstein,
                                 Vice President




                             PNC BANK, NATIONAL ASSOCIATION


                             By:/s/David Tioch
                                -------------------------------------
                                 David Tioch, Vice President


                              AGENT:

                              CORESTATES BANK, N.A.


                              By:/s/Glenn W. Gallagher
                                -------------------------------------
                                 Glenn W. Gallagher,
                                 Vice President